                                                                   EXHIBIT 10(v)

                              UNITED RENTALS, INC.
                         UNITED RENTALS OF CANADA, INC.
                                   BNR GROUP
                                  SHAREHOLDERS




                    ---------------------------------------

                            STOCK PURCHASE AGREEMENT

                      DATED ON AND AS OF JANUARY 22, 1998

                    ---------------------------------------




                                 HEENAN BLAIKIE
                                   Suite 2600
                         Royal Bank Plaza, South Tower
                                Toronto, Ontario
                                    M5J 2J4

                               TABLE OF CONTENTS

                                                             Page

     1.   PURCHASE OF STOCK.....................................2
     Shares to be Purchased.....................................2
          1.2  Purchase Price...................................2
          1.3  Adjustments to Purchase Price....................2
          1.4  Hold Back........................................3
          1.5  Additional Purchase Price........................6
          1.6  Excluded Assets..................................6

     2.   CLOSING TIME AND PLACE................................6

     3.   REPRESENTATIONS AND WARRANTIES
               OF THE BNR GROUP AND THE SHAREHOLDERS............6
          3.1  Organization, Standing and Qualification.........7
          3.2  Capitalization...................................7
          3.3  All Stock Being Acquired.........................7
          3.4  Authority for Agreement..........................7
          3.5  No Breach or Default.............................7
          3.6  Subsidiaries.....................................8
          3.7  Financial Statements.............................8
          3.8  Liabilities......................................8
          3.9  Rental Asset Listing............................10
          3.10 Permits and Licenses............................10
          3.11 Certain Receivables.............................11
          3.12 Fixed Assets and Real Property..................11
          3.13 Acquisition/Disposal of Assets..................13
          3.14 Contracts and Agreements; Adverse Restrictions..13
          3.15 Insurance.......................................13
          3.16 Personnel.......................................14
          3.17 Benefit Plans and Union Contracts...............14
          3.18 Tax Matters.....................................15
          3.19 Copies Complete.................................18
          3.20 Product Quality, Warranty Claims,
                Product Liability..............................19
          3.21 No Change With Respect to BNR Group.............19
          3.22 Closing Date Debt, Effective Date
                Current Assets and Effective Date
                Current Liabilities............................21
          3.23 Bank Accounts...................................21
          3.24 Compliance With Laws............................21
          3.25 Powers of Attorney..............................22
          3.26 Underground Storage Tanks.......................22

          3.27 Patents, Trademarks, Trade Names, etc...........23
          3.28 Assets, etc., Necessary to Business.............23
          3.29 Condemnation....................................24
          3.30 Manufacturers, Suppliers and Customers..........24
          3.31 Absence of Certain Business Practices...........24
          3.32 Related Party Transactions......................24
          3.33 Disclosure Schedules............................24
          3.34 No Misleading Statements........................24
          3.35 Accurate and Complete Records...................25
          3.36 Knowledge.......................................25
          3.37 Brokers: Finders................................25

     4.   REPRESENTATIONS AND WARRANTIES OF UNITED.............25
          4.1  Existence and Good Standing.....................25
          4.2  No Contractual Restrictions.....................26
          4.3  Authorization of Agreement......................26
          4.4  No Misleading Statements........................26
          4.5  Brokers: Finders................................26
          4.6  Disclosure Schedules............................26

     5.   CLOSING DELIVERIES...................................26
          5.1  United Deliveries...............................26
          5.2  BNR Group and Shareholder Deliveries............27

     6.   ADDITIONAL COVENANTS OF UNITED, THE BNR GROUP AND
           THE SHAREHOLDERS....................................28
          6.1  Further Assurances and Additional Conveyances...28
          6.2  Release of Guaranties...........................28
          6.3  Confidentiality.................................28
          6.4  Brokers' and Finders' Fees......................28
          6.5  Taxes...........................................28
          6.6  (a) Short Year Tax Returns......................29

     7.   INDEMNIFICATION......................................29
          7.1  Indemnity by the Shareholder....................29
          7.2  Limitations on Shareholders' Indemnities........31
          7.3  Notice of Indemnity Claim.......................31
          7.4  Survival of Representations, Warranties
                and Agreements.................................33
          7.5  No Exhaustion of Remedies or Subrogation:
                Right of Set Off...............................33

     8.   OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS AND
               UNITED..........................................33
          8.1  Restrictive Covenants...........................33
               (a)  Non-Compete................................34
               (b)  Confidential Information...................34
                    (c)  Property of the Business..............34
                    (d)  Non-Solicitation......................35
                    (e)  Teremination Without Cause............35
                    (f)  No Disparagement......................35
          8.2  Rights and Remedies Upon Breach.................36
                    (a)  Specific Performance..................36
                    (b)  Accounting............................36
                    (c)  Severability of Covenants.............36
          Enforceability in Jurisdiction.......................36

     9.   GENERAL..............................................36
          9.1  Assignment......................................36
          9.2  Counterparts....................................37
          9.3  Notices.........................................37
          9.4  Attorneys' Fees.................................38
          9.5  Applicable Law and Attornment...................38
          9.6  Payment of Fees and Expenses....................38
          9.7  Incorporation by Reference......................38
          9.8  Captions........................................38
          9.9  Number and Gender of Words......................38
          9.10 Entire Agreement................................38
          9.11 Waiver..........................................38
          9.12 Construction....................................39

     10.  ARBITRATION AND DISPUTE RESOLUTION...................39



     SCHEDULES

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT, made on and as of January 22, 1998, is entered into by and among: 1. United Rentals, Inc. ("United US"), a Delaware corporation, and United Rentals of Canada, Inc. ("United Canada"), an Ontario corporation and wholly owned subsidiary of United Rentals, Inc. (collectively "United"); 2. BNR Equipment Limited, 650310 Ontario Limited, 754643 Ontario Limited and 766903 Ontario Inc.(collectively "BNR Canada"); 3. BNR Equipment, Inc. ("BNR US"); and 4. Boyd Bell and 1270983 Ontario Limited (a company wholly owned and controlled by Boyd Bell), David Nigh and 1270982 Ontario Limited (a company wholly owned and controlled by David Nigh), 1270984 Ontario Limited ("Holdco"), BNR Equipment Limited, Dean Bell, Steve Fay, John Folkerson, William McArthur, John Goetz, Harley Goldsworthy, Kirby Shantz, Randy Speaker, James Luft, Marilyn Nigh and Carolynn Bell (individually a "Shareholder" and collectively the "Shareholders"). Each BNR Canada company, BNR US and Holdco may be referred to individually as a "BNR Company" and collectively as the "BNR Companies" or the "BNR Group". In addition, Messrs. Boyd Bell and David Nigh may be referred to as the "Principal Shareholders".


     WHEREAS BNR Canada is engaged in the equipment rental, sales and service business in Ontario, Canada;

     AND WHEREAS BNR US is engaged in the equipment rental, sales and service business in the State of New York;

     AND WHEREAS the Shareholders (other than Steve Fay) own all of the issued and outstanding capital stock of BNR Canada (the "BNR Canada Stock");

     AND WHEREAS BNR Equipment Limited, Dean Bell and Steve Fay own all of the issued and outstanding capital stock of BNR US (the "BNR US Stock");

     AND WHEREAS 1270982 Ontario Limited and 1270983 Ontario Limited own all of the issued and outstanding capital stock of Holdco (the "Holdco Stock");

     AND WHEREAS United Canada wishes to acquire the BNR Canada Stock from the Shareholders (other than Steve Fay) and the Holdco Stock from 1270982 Ontario Limited and 1270983 Ontario Limited;

     AND WHEREAS United US wishes to acquire the BNR US Stock from BNR Equipment Limited, Dean Bell and Steve Fay.

     NOW THEREFORE, in consideration of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

     1.   PURCHASE OF STOCK
          -----------------

     1.1    SHARES TO BE PURCHASED.  At the Closing (as hereinafter defined):
            ----------------------
(i) BNR Equipment Limited, Dean Bell and Steve Fay shall first sell and deliver the BNR US Stock to United US; and then (ii) the Shareholders (other than Steve
Fay) shall sell and deliver the BNR Canada Stock to United Canada. United US and United Canada shall pay the purchase price described in Section (the "Purchase Price") to the Shareholders, all in accordance with the allocations set forth in Schedule 1.1.

     1.2  PURCHASE PRICE.  The Purchase Price is CAD26,900,000, subject to
          --------------
adjustment as provided for in Sections and 1.5. The Purchase Price, as adjusted, less the Hold Back (as defined in Section ) shall be paid as follows:
(i) CAD26,359,000 shall be paid in cash by wire transfer and (ii) United shall issue an aggregate of 22,952 Common Shares, all in accordance with the allocations set forth in Schedule 1.1. The Purchase Price shall be paid by United to the Shareholders in accordance with the allocations set forth in
Schedule 1.1.

     1.3  ADJUSTMENTS TO PURCHASE PRICE.  The Purchase Price shall be adjusted
          -----------------------------
as follows:

          (a) The Closing Date Debt shall be subtracted from the Purchase Price. The Closing Date Debt is set forth in Schedule 1.3(a) and includes: (i) the amount of the aggregate debt (excluding trade payables) of the BNR Group outstanding on the Closing Date to be repaid by United at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by United in connection with the repayment of any such debt as at the Closing Date; (ii) the amount of the aggregate debt (excluding trade payables) of the BNR Group outstanding on the Closing Date which will remain outstanding obligations of the BNR Group after the Closing Date, including in each case all interest accrued through to and including the Closing Date; (iii) the aggregate amount of the present value of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the BNR Group as at the Closing Date;
     (iv) the aggregate amount of the present value, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to the BNR Group by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the BNR Group that are not capitalized lease obligations as at the Closing Date; and (v) any bonuses payable to employees other than included in Section 1.3(b). Schedule 1.3(a) includes wire transfer instructions for creditors whose Closing Date Debt will be repaid by United, and attached to Schedule 1.3(a) are pay-off letters or instructions from such creditors.

          (b) The amount by which the working capital as at January 1, 1998 (the "Effective Date Working Capital") is greater or less than zero shall be added to or subtracted from the Purchase Price, as the case may be. The Effective Date Working Capital shall be determined by subtracting the Effective Date Current Liabilities from the Effective Date Current Assets. The Effective Date Current Assets consist of the amount of the aggregate current assets of the BNR Group as of the Effective Date (other than accounts receivable and cash), including prepaid expenses plus the accounts receivable of the BNR Group earned prior to the Effective Date and collectible on or after the Effective Date (subject to an allowance for collectibility), minus the Inventory Value of the merchandise set forth in
     Schedule 1.3(c). The Effective Date Current Liabilities consist of the amount of the aggregate current liabilities (including any reserve for unpaid taxes and excluding the current portion of long-term debt to the extent such current portion is included in Effective Date Debt) and trade payables of the BNR Group as of the Effective Date. The Effective Date Working Capital, the Effective Date Current Assets and the Effective Date Current Liabilities are set forth in Schedule 1.3(b). For greater certainty, the balances of any deferred taxes of the BNR Group at Closing shall not include in the assets or liabilities to be added or deducted from the Purchase Price. In addition, the cash balances of the BNR Group as at the Closing Date shall be added to the Purchase Price.

          (c) The Inventory Value (as defined below) of the merchandise held for sale, which is set forth in Schedule 1.3(c), shall be added to or subtracted from the Purchase Price.

          (d) The invoice value of any new Equipment listed in Schedule 1.3(d), which Equipment was not included in the Rental Asset Listing described in Section because it was acquired by the BNR Group after the date of the Rental Asset Listing with United's consent shall be added to the Purchase Price less the net proceeds to the BNR Group received from the sale of Equipment sold between the date of the Rental Asset Listing and the Closing Date.

     1.4  HOLD BACK.
          ---------

          (a) Two million dollars (CAD$2,000,000) shall be held back by United (the "Hold Back") for later distribution pending the determination of the amount of the Equipment Adjustment, Inventory Adjustment and Working Capital Adjustment pursuant to Sections , and , respectively. Subject to the terms of an escrow agreement to be entered into among United, the Shareholders and an escrow agent to be mutually agreed upon by such parties, the Hold Back shall be deposited in a Canadian Schedule I bank and bear interest for the account of the party entitled to payment thereof at the highest rate available for 90 day deposits at such bank. United and the Shareholders will use reasonable commercial efforts to complete the Equipment Adjustment, the Inventory

     Adjustment and the Working Capital Adjustment within 90 days after the Closing Date (the "Adjustment Determination Date"), whereupon United shall notify the Shareholders of the amount of such Adjustments. If there is no disagreement between United and the Shareholders regarding the Equipment Adjustment, the Inventory Adjustment and the Working Capital Adjustment, United will adjust the Hold Back by the amount of such Adjustments and pay the balance of the Hold Back to the Shareholders 120 days after the Closing Date (the "Hold Back Period"). In the event of any disagreement among United and the Shareholders regarding the dollar amount of any such adjustment, United shall nevertheless adjust the Hold Back by the amount of such Adjustments not in dispute and will pay the Shareholders any portion of the Hold Back, as adjusted, that is not in dispute. Promptly upon resolution of any such disagreement in accordance with the terms hereof, United shall adjust the remaining portion of the Hold Back and shall pay the Shareholders any remaining portion of the Hold Back, as adjusted, to which the Shareholders are entitled. Notwithstanding the foregoing, United shall not be limited to the Hold Back as a sole remedy in the event that any Purchase Price adjustment exceeds the Hold Back.

          (b) The Rental Asset Listing attached as Schedule 1.4(b) sets forth, as of October 31, 1997, the asset description, make, model, original cost and net book value of: (i) all equipment held for lease or rent to customers; (ii) all transportation equipment (collectively the "Equipment"); and (iii) equipment held for repair parts only. The Equipment is Rental Ready (as defined below). Within 30 days following the Closing Date, United and the Shareholders jointly shall complete a physical inventory of each item of Equipment on the Rental Asset Listing and on
     Schedule 1.3(d), including by visiting renters' locations as necessary to inspect such Equipment. The Purchase Price shall be reduced (the "Equipment Adjustment") for each item of Equipment listed on the Rental Asset Listing on Schedule 1.3(d) which has been sold, is missing, is not Rental Ready, or is otherwise not available for rent to customers by the BNR Group. The reduction in the Purchase Price shall be calculated by the aggregate fair market value (as determined by United and the Shareholders) of all missing or unavailable Equipment, and by the net proceeds to the BNR Group received from the sale of Equipment sold between the date of the Rental Asset Listing and the Closing Date. With respect to non-Rental Ready Equipment, the Purchase Price shall be adjusted by an amount equal to the lesser of the cost of repairs and the fair market value of such Equipment as if it was in reasonable operating condition. In the event of a Purchase Price reduction due to an Equipment Adjustment, United shall be entitled to retain a portion of the Hold Back equal to such reduction. For purposes of this Agreement, an item of Equipment is "Rental Ready" only if all required maintenance has been performed and it does not require repairs in excess of 2.5% of the original cost to make it operable. Any disputes as to the physical count, fair market value or Rental Readiness of any item of Equipment will, if possible, be resolved while the physical inventory of such Equipment is being taken. Any disputes not so resolved will be resolved by arbitration in accordance with Section 10.

          In the event Equipment is not Rental Ready and an adjustment is required hereunder, the Principal Shareholders may elect, on behalf of all the Shareholders, on or before the Adjustment Determination Date, to either
     (i) make, or have made, at their expense the repairs required to make such Equipment Rental Ready; or (ii) purchase such Equipment at the fair market value of such Equipment as if it was in reasonable operating condition.

          (c) The Purchase Price shall be adjusted (the "Inventory Adjustment") on a dollar-for-dollar basis pursuant to the procedures set forth below by the amount, if any, by which the Inventory Value of the merchandise included in Schedule 1.3(c) as of the Closing Date is greater or less than the amount set forth in Schedule 1.3(c). "Inventory Value" shall mean the lower of (x) vendor cost based on the last merchandise received (including all freight) and (y) market value as of the Effective Date, as determined in accordance with generally accepted accounting principles (no value shall be ascribed to non-saleable or obsolete merchandise, parts or supplies). Inventory Value shall be determined pursuant to a physical inventory to be taken promptly following the Closing Date, and shall be finalized on or before the Adjustment Determination Date. Any disputes as to the physical condition, saleability or obsolescence of any item of Inventory will, if possible, be resolved by representatives of United and the Shareholder while such physical inventory is being taken. Any disputes regarding the foregoing not so resolved will be resolved by arbitration in accordance with Section .

          (d) The adjustment made to the Purchase Price wired on the Closing Date pursuant to Section is based on Schedule 1.3(b) as delivered at the Closing, which the parties understand includes only an estimate of the Effective Date Working Capital. On or before the Adjustment Determination Date, United will determine the actual Effective Date Working Capital and will advise the Shareholder of such actual amount. If the Purchase Price increases, United will promptly pay any additional amount due to the Shareholder on the Adjustment Determination Date; if the Purchase Price declines, United may deduct the amount by which the Purchase Price declines from the Hold Back. To the extent the parties disagree on such amount, United and the Shareholder will attempt to resolve such dispute and, if they are unable to do so, such dispute shall be decided by arbitration in accordance with Section . The Purchase Price shall also be reduced on the Adjustment Determination Date, on a dollar-for-dollar basis, by the value of all accounts receivable included in Effective Date Current Assets that have not been collected on or before the Adjustment Determination Date. United will cause the BNR Group to use commercially reasonable efforts to collect all such accounts receivable on or before the Adjustment Determination Date. Payments received on or before the Adjustment Determination Date with respect to accounts receivable for customers who generate accounts receivable before and after the Closing Date shall be credited to the oldest receivables first until the payments have been fully credited. The adjustments pursuant to this Section 1.4(d) are herein called the "Working Capital Adjustment." Any accounts receivable which remain uncollected at the end of the Hold Back Period shall be assigned and allocated to the Shareholders on a pro rata basis as set forth in Schedule 1.2.

     1.5  ADDITIONAL PURCHASE PRICE.
          -------------------------

          In addition, for the period commencing January 1, 1998 and ending December 31, 2001, United shall pay the Principal Shareholders an amount equal to:

          (i) 5% of any gross rental revenue which United or any subsidiary or affiliate thereof, generates in the Province of Ontario and Metropolitan Buffalo; and

          (ii) 2.5% of any gross revenue from the sale of new or used equipment or supplies, which United or any subsidiary or affiliate thereof generates in the Province of Ontario and Metropolitan Buffalo.

Payments under this Section 1.5 shall be made on a quarterly basis within 30 days of the end of the preceding calendar quarter and shall continue until the earlier of December 31, 2001 or until payments hereunder total CAD$4,000,000 in the aggregate (for greater certainty, the parties acknowledge that a payment may need to be made on or before March 30, 2002 with respect to the fiscal quarter ended December 31, 2001).

     1.6  EXCLUDED ASSETS.  The assets of the BNR Group listed in Schedule 1.6
          ---------------
(the "Excluded Assets") shall be distributed to the Shareholders prior to Closing in accordance with the steps set forth in Schedule 3.18(l), and United shall acquire no interest in or claim to any of the Excluded Assets.

     2.   CLOSING TIME AND PLACE
          ----------------------

     The closing of the transactions contemplated herein (the "Closing") shall take place upon the execution of this Agreement in the following sequence: firstly, the BNR US Stock shall be transferred and delivered to United US; and secondly, the BNR Canada Stock and Holdco Stock shall be transferred and delivered to United Canada, all on and as of the date first written above (the "Closing Date"). The Closing shall take place at the offices of Heenan Blaikie, Suite 2600, South Tower, Royal Bank Plaza, Toronto, Ontario M5J 2J7. At the Closing, United, BNR Group and the Shareholders shall deliver to each other the documents, instruments and other items described in Section 5 of this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES
          ------------------------------
          OF THE BNR GROUP AND THE SHAREHOLDERS
          -------------------------------------

     Each BNR Company and the Shareholders, jointly and severally, (i) represent and warrant to United that each of the following representations and warranties is true and correct as of the Closing Date with respect to each BNR Company and each Shareholder, as the case may be, and (ii) agree that such representations and warranties shall survive the Closing.

     3.1  ORGANIZATION, STANDING AND QUALIFICATION.   Each BNR Company is duly
          ----------------------------------------
organized, validly existing and in good standing under jurisdiction of its incorporation. Each BNR Company has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. No BNR Company is required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

     3.2  CAPITALIZATION.   Schedule 3.2 sets forth, as of the Closing Date, the
          --------------
authorized and outstanding capital stock of each BNR Company, the name, addresses and social security numbers or taxpayer identification numbers of the registered and beneficial owners thereof, and the number of shares so owned. On the Closing Date, all of the issued and outstanding shares of the capital stock of the BNR Group were owned of record and beneficially by the Shareholders, as set forth in Schedule 3.2, and were free and clear of all liens, security interests, encumbrances and claims of every kind. Each share in the capital stock of a BNR Company is validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of a BNR Company. Except as disclosed on Schedule 3.5, no option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of a BNR Company) exists which obligates a BNR Company to issue any of its authorized but unissued capital stock or other equity interest, or which obligates a Shareholder to transfer any BNR Shares to any person.

     3.3  ALL STOCK BEING ACQUIRED.   The BNR US Stock, BNR Canada Stock and the
          ------------------------
Holdco Stock being acquired by United hereunder constitutes all of the outstanding capital stock of the BNR Companies.

     3.4  AUTHORITY FOR AGREEMENT.   Each BNR Company and Shareholder has full
          -----------------------
right, power and authority to enter into this Agreement and to perform its his or her obligations hereunder. The execution and delivery of this Agreement by the BNR Companies has been duly authorized by its Board of Directors or Shareholders as the case may be. This Agreement has been duly and validly executed and delivered by each BNR Company and the Shareholders and, subject to the due authorization, execution and delivery by United, constitutes the legal, valid and binding obligation of each BNR Company and the Shareholders enforceable against each BNR Company and the Shareholders in accordance with its terms.

     3.5  NO BREACH OR DEFAULT.   Except as disclosed in Schedule 3.5, the
          --------------------
execution and delivery by a BNR Company and the Shareholders of this Agreement, and the consummation by the

BNR Group and the Shareholders of the transactions contemplated hereby, do not and will not:

          (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, require any consent under, result in any lien, claim, or encumbrance on the stock or the assets of a BNR Company under any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which a BNR Company or a Shareholder is a party, or by a BNR Company, or by which any of its assets, is or may be bound or affected;

          (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

          (c) violate the Articles of Incorporation, Bylaws or other constating documents of or relating to a BNR Company.

     3.6  SUBSIDIARIES.  Schedule 3.6 lists, as of the Closing Date, any and all
          ------------
subsidiaries of a BNR Company and any securities of any other corporation or any securities or other interest in any other business entity owned by a BNR Company or any of its subsidiaries.

     3.7  FINANCIAL STATEMENTS.   BNR Group has delivered to United, as Schedule
          --------------------
3.7, copies of the following financial statements ("Financial Statements"): financial statements for the fiscal years ended March 31, 1996 and 1997, compiled by KPMG, Chartered Accountants, and unaudited interim Financial Statements for the BNR Group for the 10 month period ended October 31, 1997 (the "Balance Sheet Date"). The Financial Statements are true and correct and fairly present (i) the financial position of the BNR Group as of the respective dates of the balance sheets included in said statements, and (ii) the results of operations for the respective periods indicated. The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with prior periods. Except to the extent reflected or reserved against in the BNR Group balance sheet as of the Balance Sheet Date, or as disclosed in Schedule 3.7 or Schedule 3.8, the BNR Group had, as of the Balance Sheet Date, and had, as of the Closing Date, no liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due.

     3.8  LIABILITIES.   Schedules 3.8(a), (b), (c) and (d), are accurate lists
          -----------
and descriptions of all liabilities of the BNR Group required to be described below in the format set forth below.

          (a) Schedule 3.8(a) lists, as of the Closing Date, other than with respect to trade payables and, as of the Effective Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding all real and personal property leasehold interests included in Schedule

     3.8 (d)), whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom the liability is payable. From the date as of which trade payables are listed through the Closing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

          (b) Schedule 3.8(b) lists, as of the Closing Date, all claims, suits and proceedings which are pending against the BNR Group and, to the knowledge of the BNR Group and the Shareholders, all contingent liabilities and all claims, suits and proceedings threatened against the BNR Group.
     For each such liability, the following is provided in Schedule 3.8(b):

               (i) a summary description of such liability together with copies of all material documents, reports and other records relating thereto;

               (ii) all amounts claimed or relief sought with respect to such liability and the identity of the claimant; and

               (iii) without limitation of the foregoing, (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the date such claim, suit or proceeding was instituted, (C) the parties to such claim, suit or proceeding, (D) a description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, (E) the amount claimed and other relief sought, and (F) all material pleadings, briefs and other documents relating thereto to the extent the same are in the possession or under the control of the BNR Group or the Shareholders.

          (c) Schedule 3.8(c) lists, as of the Closing Date and to the extent not otherwise included in Schedule 3.8(a), all liens, claims and encumbrances secured by or otherwise affecting any asset of the BNR Group (including any Corporate Property, as hereafter defined), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

          (d) Schedule 3.8(d) lists, as of the Closing Date and to the extent not otherwise included in Schedules 3.8(a) and (c), all real and personal property leasehold interests to which the BNR Group is a party as lessor or lessee or, to the knowledge of the BNR Group or the Shareholders, affecting or relating to any Corporate Property, including a description of the nature and principal terms of such leasehold interest and the identity of the other party thereto.

          Except as described on Schedules 3.8(a), (b), (c) and (d), neither the BNR Group nor the Shareholders have made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed in Schedule 3.8(a), (b), (c) and (d) except, in the case of liabilities and obligations listed in Schedule 3.8(a), (c) and (d), periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities.

     3.9  RENTAL ASSET LISTING.   The Rental Asset Listing attached as Schedule
          --------------------
1.4(b) lists all of the Equipment owned by the BNR Group for lease or rent to customers and all transportation equipment, other than Equipment acquired after October 31, 1997, the date of the Rental Asset Listing. All other Equipment acquired or disposed of after October 31, 1997 is listed in Schedule 1.3(d).

     3.10 PERMITS AND LICENSES.
          --------------------

          (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of the BNR Group (collectively the "Governmental Permits") owned by, issued to, held by or otherwise benefiting the BNR Group or the Shareholders as of the Closing Date. Any material conditions to the Governmental Permits and, if applicable, the expiration dates thereof, are also described in Schedule 3.l0(a). Schedule 3.l0(a) also sets forth the name of any third party from whom the Shareholder, the BNR Group or United must obtain consent (the "Required Governmental Consents") in order to effect a direct or indirect transfer of the Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth in
     Schedule 3.10(a), all of Governmental Permits enumerated and listed in
     Schedule 3.l0(a) are adequate for the operation of the business of the BNR Group and of each Corporate Property as presently operated and are valid
     and in full force and effect.   All of said Governmental Permits and
     agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the BNR Group or the Shareholders, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the BNR Group nor the Shareholders have any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

          (b) Schedule 3.10(b) lists, as of the Closing Date, each Facility owned, previously owned, leased, operated or otherwise used by the BNR Group, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by United pursuant to this Agreement (each, a "Facility" and collectively, the "Facilities"). Except as otherwise disclosed in Schedule 3.l0(b):

               (i) each Facility is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state, provincial and local statutes, orders, approvals, zoning or land use requirements, rules and regulations and there is no non-conforming use or other activities subject to any restrictions regarding reconstruction;

               (ii) all activities and operations at each Facility are being and have been conducted in compliance in all material respects with the requirements, criteria, standards and conditions set forth in all applicable federal, state, provincial and local statutes, orders, approvals, permits, zoning or land use requirements and restrictions, variances, licenses, rules and regulations;

               (iii) each Facility is located on real property owned, previously owned or leased by a BNR Company ("Facility Property") and is legally described in Schedule 3.l0(b), which Schedule includes the surveys and site plans in the possession or control of the BNR Group (the "Facility Surveys/Site Plans"), which when delivered will accurately depict the respective Facility Property; and

               (iv) there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to such Facility owned by a BNR Company or the Shareholders or an Affiliate (as hereinafter defined) of the Shareholders and leased to a BNR Company, and to the knowledge of the BNR Group and the Shareholders there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to the Facilities.

     3.11 CERTAIN RECEIVABLES.  Schedule 3.11 is an accurate list as of the
          -------------------
Effective Date of the accounts and notes receivable of the BNR Group from and advances to employees, former employees, officers, directors, the Shareholders and Affiliates of the foregoing. For purposes of this Agreement, the term "Affiliate" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such person, and in the case of a BNR Company includes directors and officers, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

     3.12  FIXED ASSETS AND REAL PROPERTY.
           ------------------------------

          (a) Schedule 3.12(a) lists, as of the Closing Date, substantially all the fixed assets (other than real estate, inventory subject to the Inventory Adjustment and Equipment included in the Rental Asset Listing or in Schedule 1.3(d)) of the BNR Group, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as shall be described in Schedule 3.12(a), to the knowledge of the BNR Group and the Shareholders, all of the BNR Group's vehicles, machinery and equipment necessary for the operation of its business (other than the Equipment listed in Schedule 1.3(d) and the Rental Asset Listing) are in operable condition, and are in material compliance with all applicable laws, rules and regulations. All such vehicles and equipment (including the Equipment) are substantially free of actually known defects that would cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither the BNR Group nor any other party to such leases is in breach of any of the material provisions thereof.

          (b) Each parcel of real property leased, owned or being purchased by the BNR Group as of the Closing Date (the "Corporate Property"), including the street address and, in the case of Corporate Property owned or being purchased, the legal description thereof, is listed in Schedule 3.12(b) and attached to said Schedule 3.12(b) are copies of all leases, deeds, outstanding mortgages, other encumbrances and existing title insurance policies relating to each Corporate Property, as well as a current commitments for title insurance issued by a title insurance company satisfactory to United with respect to each Corporate Property owned or being purchased by the BNR Group together with copies of all of the title exceptions referred to in said commitments. All leases listed in Schedule 3.12(b) are in full force and effect and binding on the parties thereto. Except as described in Schedule 3.12(b) there are no material physical or mechanical defects in or any Facility located on any Corporate Property and each such Facility is in good condition and repair.

          (c) The BNR Group has good, valid and marketable title to all properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value of the property subject thereto, do not materially impair the value of the BNR Group, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified in Schedule 3.8(c) (collectively, the "Permitted Liens"). Except as described in
     Schedule 3.12(b) there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any

     Corporate Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

     3.13 ACQUISITION/DISPOSAL OF ASSETS.   Except as indicated in Schedule
          ------------------------------
3.13, since the date of the Rental Asset Listing attached as Schedule 1.4(b), the BNR Group has not acquired or sold or otherwise disposed of any properties or assets which have a value in excess of $25,000 in the aggregate, or which are material to the operation of the BNR Group's business as presently conducted, without the prior written consent of United.

     3.14 CONTRACTS AND AGREEMENTS; ADVERSE RESTRICTIONS.
          ----------------------------------------------

          (a) Schedule 3.14(a) lists, as of the Closing Date, and includes copies of, all material contracts and agreements (other than standard rental agreements with customers, a copy of which is attached as Schedule 3.14(a)), leases included with Schedule 3.12(b) and documents included with
     Schedule 3.12(b)) to which a BNR Company is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labour organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements). Except as disclosed in Schedule 3.14(a), all such contracts and agreements included in Schedule 3.14(a) are in full force and effect and binding upon the parties thereto. Except as described or cross referenced in Schedule 3.14(a), no BNR Company, to the Shareholders' knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified the BNR Group or any Shareholder of a default thereunder, or exercised any options thereunder. None of such contracts, agreements and licenses requires notice to, or consent or approval of, any third party to any of the transactions contemplated hereby, except such consents and approvals as are listed in Schedule 3.14(a).

          (b) Except as set forth in Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against the BNR Group, the result of which could materially adversely affect a BNR Company or its business or any of the Corporate Properties, nor has any BNR Company been notified that any such judgment, order, writ injunction or decree has been requested.

     3.15 INSURANCE.  Schedule 3.15 is a complete list and includes copies, as
          ---------
of the Closing Date, of all insurance policies in effect on the Closing Date or, with respect to "occurrence" policies that were in effect, carried by the BNR Group in respect of the Facilities, the Corporate Properties or any other property used by the BNR Group specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. During the last five years, there has been no lapse in any material insurance coverage of the BNR Group. For each insurer providing coverage for any of the contingent or other liabilities listed in

Schedule 3.8(b), except to the extent otherwise set forth in Schedule 3.8(b), each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by the BNR Group or a BNR Company and the insurer has assumed defence of each suit or legal proceeding.

     3.16 PERSONNEL.   Schedule 3.16 is a complete list, as of the Closing Date,
          ---------
of all officers, directors and employees (by type or classification) of each BNR Company and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees. Schedule 3.16 shall also lists the driver's license number for each driver of a BNR Group motor vehicle who is required to have a commercial, chauffeur's, or other special class of drivers license in order to operate commercial or heavy vehicles used in the BNR Group's business.

     3.17 BENEFIT PLANS AND UNION CONTRACTS.
          ---------------------------------

          (a) Schedule 3.17(a) is a complete list as of the Closing Date, and includes complete copies (or, in the case of oral arrangements, descriptions), of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by a BNR Company, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Closing Date. Except for the employee benefit plans described in Schedule 3.17(a), the BNR Group has no other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed in Schedule 3.17(a), all employee benefit plans listed in Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state, provincial and local statutes, ordinances and regulations. Except as disclosed in
     Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.17(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. The BNR Group has not sponsored, administered or otherwise participated in or made contributions to any multi-employer pension plan or other pension plan that is registered (or that should be registered) with the Ontario Pension Commission or with any other regulatory authority in Canada or the United States. No employee benefit plan or pension plan is under funded on a termination basis or on a going concern basis as of the date of this Agreement.

          (b) Schedule 3.17(b) is a complete list, as of the Closing Date, and includes complete copies of all union contracts and agreements between a BNR Company and any collective bargaining group. The BNR Group is in compliance in all material respects with all applicable federal, state, provincial and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labour practice. There is no charge pending or, to the BNR Group's or the Shareholders' knowledge, threatened, against a BNR Company before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labour practice against it pending before the Ontario Labour Relations Board. There is no labour strike, dispute, slow down or stoppage as of the Closing Date, existing or threatened against a BNR Company; no union organizational activity exists respecting employees of a BNR Company; and there are no union contracts or other agreements entered into or pending with respect to a BNR Company. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of a BNR Company. The BNR Group has not experienced any labour strike, slow-down, work stoppage, labour difficulty or other job action during the last five years.

          (c) For greater certainty, no notice has been received by the BNR Group of any complaint filed by any of the employees against a BNR Company claiming that any BNR Company has violated the EMPLOYMENT STANDARDS ACT (Ontario), the HUMAN RIGHTS CODE (Ontario), the PAY EQUITY ACT (Ontario) (or any applicable employee, human rights or similar legislation in the other jurisdictions in which the business is conducted) there are no outstanding orders or charges against any BNR Company under the OCCUPATIONAL HEALTH AND SAFETY ACT (Ontario) (or any applicable Health and Safety legislation in other jurisdictions in which the BNR Group does business). All levies, assessments and penalties made against any BNR Company pursuant to the WORKPLACE SAFETY AND INSURANCE ACT (Ontario) (and any applicable workers' compensation legislation in the other jurisdictions in which the BNR Group's business is conducted) have been paid by BNR Group and no BNR Company has been re-assessed under any such legislation during the past five (5) years.

     3.18 TAX MATTERS.
          -----------

          (a) Definitions.  For purposes of this Agreement, the following
              -----------
     definitions shall apply:

               (i) an "assessment" shall include a reassessment or additional
                       ----------
          assessment and the term "assessed" shall be interpreted in the same
                                   --------
          manner.

               (ii) "Pre-Closing Distribution" means the distribution of the
                     ------------------------
          Excluded Assets to the Shareholders prior to the Closing Date as set out in schedule 3.18(l) hereof.

               (iii)  "Closing Balance Sheet" means the unaudited consolidated
                       ---------------------
          balance sheet for the BNR Group for the period ending on the Closing Date, which statement shall be prepared in accordance with GAAP and in a manner that is consistent with the past practices of the BNR Group.

               (iv) "Tax" and "Taxes" shall mean any or all Canadian federal,
                     ---       -----
          provincial, local or foreign (ie. non-Canadian) income, gross receipts, real property gains, goods and services, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other taxes, levies, governmental charges or assessments of any kind whatsoever, including, without limitation, any estimated tax payments, interest, penalties or other additions thereto, whether or not disputed.

               (v) "Tax Return" shall mean any return, declaration, report,
                    ----------
          estimate, information return or statement, or claim for refund relating to, or required to be filed in connection with any Taxes, including information returns or reports with respect to withholding at source or payments to third parties, and any schedules or attachments thereto or amendments of any of the foregoing.

          (b) Each of the BNR Companies has filed on a timely basis all Tax Returns required to be filed. To the knowledge of the BNR Group and the Shareholders, all such Tax Returns are complete and accurate in all respects. All Taxes due from or payable by the BNR Companies for periods (or portions thereof) ending on or prior to the Closing Date that are shown on any Tax Return including all Taxes arising as a result of the Pre-Closing Distribution, except as disclosed in Schedule 3.18 (b), have been paid or will be provided for in the Closing Balance Sheet. All installments or other payments on account of Taxes that relate to periods for which Tax Returns are not yet due have been paid on a timely basis. None of the BNR Companies are currently the beneficiary of any extension of time within which to file any Tax Return. Schedule 3.18 (b)(i) contains a
                                                -----------------
     complete and accurate summary of all Canadian or United States federal, provincial or state income tax assessments that have been issued to each of the BNR Companies covering all past periods up to and including the fiscal years ended on or before the Closing Date. All amounts disclosed on
     Schedule 3.18(b)(i) have been paid or settled in full. Schedule 3.18(b)(ii) contains a complete and accurate summary of all fiscal periods that remain open for assessment of additional Taxes. Assessments for all other applicable Canadian or United States federal, provincial or state Taxes of the BNR Companies that are levied by way of assessment have been issued and any amounts owing thereunder have been paid, and only the time periods described in Schedule 3.18 (b)(ii) remain open for
                               ---------------------
     reassessment of additional Taxes. There are no actions, objections, appeals, suits or other proceedings or claims in progress, pending by or against any of the BNR Companies or, to the knowledge of the Sellers, threatened against any of the BNR Companies in respect of any Taxes, and in particular there are no currently outstanding reassessments or written enquiries which have been issued or raised by any government authority relating to any such Taxes. No claim has ever been made by an authority of any jurisdiction where any particular BNR Company does not file Tax Returns that such BNR Company is or may be subject to taxation by that jurisdiction. There are no security interests, liens, encumbrances, or claims pending on or with respect to any of the assets of any of the BNR Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) To the knowledge of the BNR Group and the Shareholders, each of the BNR Companies has withheld, collected and paid to the proper governmental authority all Taxes required to have been withheld, collected and paid in connection with (i) amounts paid, credited or owing to any employee, independent or dependent contractor, creditor, shareholder, non-resident of Canada or other third party, and (ii) goods and services received from or provided to any person.

          (d) None of the shareholders or the directors and officers (or employees responsible for Tax matters) of any of the BNR Companies is aware of any steps being taken by any authority to assess any additional Taxes against any of the BNR Companies for any period for which Tax Returns have been filed and none of the shareholders or the directors and officers (or employees responsible for Tax matters) of any of the BNR Companies is aware of any actual or pending investigations of any of such entity relating to Taxes. United has been provided with correct and complete copies of all Tax Returns of the BNR Companies, together with any notices of assessment, examination reports or statements of deficiencies assessed against or agreed to by any of the BNR Companies, for all taxable periods for which the statute of limitations has not yet closed and any correspondence relating thereto.

          (e) None of the BNR Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment, or deficiency.

          (f) At the time of the Closing, the unpaid Taxes of each of the BNR Companies attributable to all periods (or portions thereof) ending on or prior to the Closing Date will not exceed the reserve for Tax liability set forth on the face of the Closing Balance Sheet.

          (g) Except as set forth in Schedule 3.18 (g), none of the BNR
                                 ---------------------
     Companies (i) is a party to any Tax allocation or sharing agreement, (ii) has been a member of an affiliated, combined or unitary group filing a combined, unitary, or other return for provincial, local or foreign tax (ie. non-Canadian) purposes reflecting the income, assets, or activities of affiliated companies, or (iii) has any liability for the Taxes of any person or entity other than the Companies under any provision of Canadian or United States federal, provincial, state, local or foreign law, or as a transferee or successor, or by contract, or otherwise.

          (h) None of the BNR Companies is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for Tax purposes.

          (i) None of the Sellers are non-resident persons within the meaning of the Income Tax Act (Canada) ("ITA").

          (j) To the knowledge of the Shareholders and the BNR Group, the tax basis of the assets of the BNR Companies by category including the classification of such assets as being depreciable or amortizable as reflected in their respective Tax Returns and related work papers is true and correct in all material respects.

          (k) There are no circumstances existing at or prior to the time of Closing which could, in themselves, result in the application of any of the Sections 80 to 80.03 of the ITA or any equivalent provincial provisions to any of the BNR Companies; none of the BNR Companies have made (and none will, at or prior to the time of Closing, make) any election pursuant to
     Section 80.04 of the ITA or any equivalent provincial provision in which it is an eligible transferee; none of the BNR Companies has filed, or will file in respect of its taxation year ending at the time of Closing (the "Closing Time Year") an agreement pursuant to Section 191.3 of the ITA or
     ------------------
     any equivalent provincial provision; and none of the BNR Companies has claimed and none will in their returns for the Closing Time Year claim any reserve under any of the Sections 40(1) (a) (iii) or 20 (1) (n) of the ITA or any equivalent provincial provision of any amount that could be included in any BNR Company's income for any period ending after the time of Closing in respect of any such reserve.

          (l) The steps necessary to complete the Pre-Closing Distribution and the amount of income, gains and Taxes arising as a result of the Pre-Closing Distribution are fully and accurately set out in Schedule 3.18 (l)
                                                              -----------------
     hereof.

     3.19 COPIES COMPLETE.   Except as disclosed in Schedule 3.19, the certified
          ---------------
copies of the Articles of Incorporation and Bylaws of each BNR Company, both as amended to the Closing Date, and the copies of all standard form rental agreements, leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to United in connection with the transactions contemplated hereby are complete and accurate as of the Closing Date and are true and correct copies of the originals thereof. Except as specifically disclosed in Schedule 3.19, the rights and benefits of the BNR Group will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. None of such leases, instruments, agreements, licenses, permits, site assessments, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except such consents and approvals as are listed on Schedule 3.19 and which have been given or obtained prior to the Closing.

     3.20 PRODUCT QUALITY, WARRANTY CLAIMS, PRODUCT LIABILITY.   All products
          ---------------------------------------------------
and services sold, rented, leased, provided or delivered by the BNR Group to customers on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and the BNR Group has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against a BNR Company giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. No product or service sold, leased, rented, provided or delivered by a BNR Company to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease. Except as set forth on Schedule 3.20, the BNR Group has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the BNR Group which might give rise to any liability) arising out of any injury to a person or property as a result of the ownership, possession, provision or use of any Equipment, product or service sold, rented, leased, provided or delivered by a BNR Company on or prior to the Closing Date. All product liability claims that have been asserted against a BNR Company since January 1, 1995, whether covered by insurance or not, and whether litigation has resulted or not, are listed and summarized in Schedule 3.20.

     3.21 NO CHANGE WITH RESPECT TO BNR GROUP.   Except as set forth on Schedule
          -----------------------------------
3.21, since the Balance Sheet Date, the business of the BNR Group has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of the BNR Group other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.21, with respect to the BNR Group, since the Balance Sheet Date, there has not been:

          (a) any change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of a BNR Company or the BNR Group, taken as a whole;

          (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

          (c) any change in or agreement to change (i) its shareholders, (ii) ownership of its authorized capital or outstanding securities, or (iii) its securities;

          (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

          (e) any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees;

          (f) any labour dispute or any other event or condition of any character, materially adversely affecting its business or future prospects;

          (g) any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Shareholders and their Affiliates, other than in the ordinary course of business or as required by the Pre-Closing Distribution;

          (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of the Shareholders or any Affiliate thereof;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

          (k) any waiver of any of its material rights or claims;

          (l) any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which it is a party;

          (m) any decline in the stockholders equity of the BNR Group to an amount less than the stockholders equity of the BNR Group as of the Balance Sheet Date;

          (n) any increase in the amount of indebtedness owed by the Shareholders or their

     Affiliates to any person other than the BNR Group and secured by one or more Corporate Properties;

          (o) any increase in the amount of aggregate indebtedness owed by the Shareholders or their Affiliates to the BNR Group; or

          (p) any other transaction outside the ordinary course of its business.

     3.22 CLOSING DATE DEBT, EFFECTIVE DATE CURRENT ASSETS AND EFFECTIVE DATE
          -------------------------------------------------------------------
          CURRENT LIABILITIES.
          --------------------

     Schedule 1.3(a) accurately sets forth the Effective Date Debt of the BNR
     Group.   Schedule 1.3(b) accurately sets forth the Effective Date Current
     Assets and Effective Date Current Liabilities of the BNR Group.

     3.23 BANK ACCOUNTS.   Schedule 3.23 is a complete and accurate list, as of
          -------------
the Closing Date, of:

          (a) the name of each bank in which a BNR Company has accounts or safe deposit boxes;

          (b) the name(s) in which the accounts or boxes are held;

          (c)  the type of account; and

          (d) the name of each person authorized to draw thereon or have access thereto.

     3.24 COMPLIANCE WITH LAWS.   Except as disclosed in Schedule 3.24, the BNR
          --------------------
Group and all activities undertaken on any and all Corporate Properties have complied with, and the BNR Group and all such activities are presently in material compliance with: (i) federal, state, provincial and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it including, but not limited to, the AMERICANS WITH DISABILITIES ACT, the FEDERAL OCCUPATIONAL SAFETY AND HEALTH ACT, OCCUPATIONAL HEALTH AND SAFETY ACT (ONTARIO), THE HUMAN RIGHTS CODE, WORKPLACE SAFETY AND INSURANCE ACT (ONTARIO), (collectively "Laws"); and (ii) laws relating to the public health, safety or protection of the environment (collectively, "Environmental Laws"). Except as disclosed in Schedule 3.24, there has been no assertion by any party that a BNR Company is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed in Schedule 3.24: (i) except as permitted under Environmental Laws, the BNR Group has not processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined below), (ii) no Hazardous Material has been disposed of, other than as allowed under

Environmental Laws, or otherwise released on any Corporate Property, and (iii) no Corporate Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Corporate Property or any real property now or previously owned or leased by a BNR Company. As used in this Agreement, "Hazardous Material" shall mean contaminants, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances, or petroleum or petroleum substances, or words of similar import under any Environmental Law or any other wastes, materials or pollutants included in the definition of "contaminant", "pollutant", "hazardous substances", "toxic substance", "hazardous material", "hazardous waste", "waste", "extremely hazardous waste", "restricted hazardous waste", or words of similar import under any Environment Law, and any substance, the presence of which requires remediation pursuant to any Environmental Laws. Notwithstanding the foregoing, with respect to real property leased by the BNR Group, the representations and warranties contained in this Section 3.24 as they pertain to Environmental Laws are based on the knowledge of the BNR Group and the Shareholders.

     3.25 POWERS OF ATTORNEY.   No BNR Company has granted any power of attorney
          ------------------
(except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit a BNR Company in any manner.

     3.26 UNDERGROUND STORAGE TANKS.   Except as set forth in Schedule 3.26, no
          -------------------------
underground storage tanks containing petroleum products or wastes or other Hazardous Material are currently or have been located on any Corporate Property. Except as set forth in Schedule 3.26, the BNR Group has never owned or leased any real property not included in the Corporate Property having any underground storage tanks containing petroleum products or wastes or other Hazardous Material. As to each such underground storage tank ("UST") identified in
Schedule 3.26, the BNR Group has provided to United, in Schedule 3.26:

          (a) the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether the BNR Group currently owns or leases the property on which the UST is located (and if the BNR Group does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

          (b) the date of installation and specific use or uses of the UST;

          (c) copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

          (d) a copy of each notice to or from a governmental body or agency relating to the UST;

          (e) other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

          (f) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the BNR Group's, or a Shareholder's knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination.

          Except to the extent set forth in Schedule 3.26, the BNR Group has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of any UST described in Schedule 3.26.

          With respect to real property leased by the BNR Group, the representations and warranties continued in this Section 3.26 as they pertain to Environmental Laws are based on the knowledge of the BNR Group and the Shareholders.

     3.27 PATENTS, TRADEMARKS, TRADE NAMES, ETC.   Schedule 3.27 lists all
          -------------------------------------
patents, tradenames, fictitious business names, trademarks, service marks, and copyrights owned by the BNR Group or which it is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by a BNR Company in its business infringe on any patents, trademarks, or copyrights, or any other rights
of any person.   No BNR Company nor any Shareholder knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

     3.28 ASSETS, ETC., NECESSARY TO BUSINESS.   The BNR Group owns or leases
          -----------------------------------
all properties and assets, real, personal, and mixed, tangible and intangible, and, except as disclosed on Schedules 3.5, 3.l0(a), 3.l0(b), 3.14(a) and 3.19, is a party to all Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted. All of said Governmental Permits and agreements have been duly obtained and, except as disclosed on Schedules 3.5, 3.8(b), 3.10(a), 3.10(b), 3.14(a) and 3.19, are in full force and effect and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the BNR Group nor the Shareholders have any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

     3.29 CONDEMNATION.  No Corporate Property owned or leased by the BNR Group
          ------------
is the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the BNR Group and the Shareholders, no such proceedings are threatened.

     3.30 MANUFACTURERS, SUPPLIERS AND CUSTOMERS.   To the knowledge of the BNR
          --------------------------------------
Group and the Shareholders, the relations between the BNR Group and its customers are good. Neither the BNR Group nor the Shareholders have any reason to believe (other than general economic and industry conditions) that any of the manufacturers or suppliers supplying products, components or materials to the BNR Group intends to cease providing such items to the BNR Group, nor does the BNR Group or the Shareholders have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the BNR Group intends to terminate, limit or reduce its business relations with the BNR Group.

     3.31 ABSENCE OF CERTAIN BUSINESS PRACTICES.   Neither the BNR Group nor the
          -------------------------------------
Shareholders have, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the BNR Group in connection with any actual or proposed transaction which (a) might subject the BNR Group to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of the BNR Group, or (c) if not continued in the future, might materially adversely affect the financial condition, business or operations of the BNR Group or which might subject the BNR Group or a BNR Company to suit or penalty in any private or governmental litigation or proceeding.

     3.32 RELATED PARTY TRANSACTIONS.   Except as disclosed in the Financial
          --------------------------
Statements or Schedule 3.32, neither the Shareholders nor their Affiliates own any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant to or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of a BNR Company.

     3.33 DISCLOSURE SCHEDULES.   Any matter disclosed on any Schedule to this
          --------------------
Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

     3.34 NO MISLEADING STATEMENTS.   The representations and warranties of the
          ------------------------
BNR Group and the Shareholders contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to United and their representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

     3.35 ACCURATE AND COMPLETE RECORDS.   The corporate minute books, stock
          -----------------------------
ledgers, books, ledgers, financial records and other records of the BNR Group:

          (a) have been made available to United and its agents;

          (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

          (c) are accurate and complete, reflect all material corporate transactions required to be authorized by the Boards of Directors and/or shareholders of the BNR Group and do not contain or reflect any material discrepancies

     3.36 KNOWLEDGE.   Wherever reference is made in this Agreement to the
          ---------
"knowledge" of a Shareholder or the Shareholders, such term means the actual knowledge of a Shareholder or the Shareholders or any knowledge which should have been obtained by a Shareholder or the Shareholders upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "knowledge" of the BNR Group or a BNR Company, such term means the actual knowledge of any management employee, officer or director of a BNR Company or any knowledge which should have been obtained by any such person upon reasonable inquiry by a reasonable business person.

     3.37 BROKERS: FINDERS.   Except as set forth in Schedule 3.37, no person
          ----------------
has acted directly or indirectly as a broker, finder or financial advisor for the BNR Group or the Shareholders in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the BNR Group or the Shareholders.

     4.   REPRESENTATIONS AND WARRANTIES OF UNITED
          ----------------------------------------

     United represents and warrants to the Shareholders that each of the following representations and warranties is true and correct as of the Closing Date, and agrees that such representations and warranties shall survive the
Closing:

     4.1  EXISTENCE AND GOOD STANDING.   United is a corporation duly organized,
          ---------------------------
validly
existing and in good standing under the laws of its jurisdiction at incorporation.

     4.2  NO CONTRACTUAL RESTRICTIONS.   No provisions exist in any article,
          ---------------------------
document or instrument to which United is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

     4.3  AUTHORIZATION OF AGREEMENT.   This Agreement has been duly authorized,
          --------------------------
executed and delivered by United and, subject to the due authorization, execution and delivery by the BNR Group and the Shareholders, constitutes a legal, valid and binding obligation of United. United has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfilment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to United; (b) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of United; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which United is a party or by which it is bound.

     4.4  NO MISLEADING STATEMENTS.  The representations and warranties of
          ------------------------
United contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholders pursuant hereto are materially complete and accurate, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the Closing Date.

     4.5  BROKERS: FINDERS.   No person has acted directly or indirectly as a
          ----------------
broker, finder or financial advisor for United in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of United.

     4.6  DISCLOSURE SCHEDULES.   Any matter disclosed by United on any Schedule
          --------------------
to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

     5.   CLOSING DELIVERIES
          ------------------

     At the Closing, the respective parties shall make the following deliveries:

     5.1  UNITED DELIVERIES.
          -----------------

          United shall:

          (a) pay to the Shareholders the portion of the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.1.2;

          (b) enter into a consulting agreement with each of the Principal Shareholders substantially in the form attached as Schedule 5.1(b);

          (c) deliver to the Shareholders an opinion of counsel for United dated as of the Closing Date substantially in the form or Schedule 5.1(c); and

          (d) releases of the Shareholders substantially in the form of Schedule 5.1(d).

     5.2  BNR GROUP AND SHAREHOLDER DELIVERIES.
          ------------------------------------

          BNR Group and the Shareholders shall, as the case may be:

          (a) deliver to United the certificates representing the BNR US Stock, BNR Canada Stock and Holdco Stock free and clear of all liens, security interests, claims and encumbrances, duly endorsed in blank for transfer accompanied by stock powers duly executed in blank, as many be required;

          (b) deliver to United an opinion of counsel for the BNR Group and the Shareholders dated as of the Closing Date substantially in the form attached as Schedule 5.2(b);

          (c) deliver evidence reasonably satisfactory to United that all required third party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents and all required consents of the landlords under all real estate leases to which a BNR Company is a party, were obtained;

          (d) deliver, or cause to be delivered, by each officer and director of a BNR Company a resignation as an officer and/or director together with a general release substantially in the form of Schedule 5.2(d) releasing the BNR Group from all obligations under any indemnification agreements, the charter documents of a BNR Company, or otherwise, arising out of or relating to this Agreement or the consummation of the transactions contemplated thereby, other than obligations arising after the Closing Date under this Agreement;

          (e) enter into triple-net leases with United substantially in the form attached as Schedule 5.2(e) for the Facilities located in Barrie, Ottawa, Kitchener and Walkerton;

          (f) enter into an option with United to lease property in Owen Sound owned by the Principal Shareholders substantially in the form attached as
     Schedule 5.2(f);

          (g) transfer the Excluded Assets as provided for in Schedule 3.18(l).

     6.   ADDITIONAL COVENANTS OF UNITED, THE BNR GROUP AND THE SHAREHOLDERS
          ------------------------------------------------------------------

     6.1  FURTHER ASSURANCES AND ADDITIONAL CONVEYANCES.   Following the
          ---------------------------------------------
Closing, the Shareholders and United shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as United or the Shareholders may reasonably request for the purpose of carrying out this Agreement. The Shareholders will cooperate with United and/or the BNR Group on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     6.2  RELEASE OF GUARANTIES.   United shall use reasonable efforts to obtain
          ---------------------
the termination and release promptly after the Closing Date of the personal guaranties of the Shareholders listed in Schedule 6.2, all of which relate to indebtedness of the BNR Group included in the Financial Statements as of the Balance Sheet Date. United shall indemnify the Shareholders and hold them harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by the BNR Group as of the Closing Date which is personally guaranteed by the Shareholders pursuant to such guaranties. The Shareholders may notify the obligees under such guaranties that he or she has terminated their obligations under such guaranties. The Shareholders shall cooperate with United in obtaining such releases.

     6.3  CONFIDENTIALITY.   Neither the BNR Group nor the Shareholders shall
          ---------------
disclose or make any public announcements of the transactions contemplated by this Agreement without the prior written consent of United, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify United at least 24 hours before such disclosure or announcement is expected to be made.

     6.4  BROKERS' AND FINDERS' FEES.   Each party shall pay and be responsible
          --------------------------
for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

     6.5  TAXES.    United, acting in a commercially reasonable manner, shall
          -----
cooperate, at the
expense of the Shareholders, with the Shareholders with respect to any matters involving the Shareholders arising out of the Shareholders' ownership of the BNR Group prior to the Closing, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, United shall make available to the Shareholders such files, documents, books and records of the BNR Group for inspection and copying as may be reasonably requested by a Shareholder and shall cooperate with the Shareholders with respect to retaining information and documents which relate to such matters.

     6.6  (a) SHORT YEAR TAX RETURNS.   After the Closing Date, the Principal
              ----------------------
Shareholders shall prepare for and on behalf of the BNR Companies, at the cost and expense of the Shareholders, all Tax Returns required by law to be filed by members of the BNR Group for the period beginning with the first day of a BNR Company's fiscal year in which the Closing occurs and ending with the Closing Date. Such returns shall be prepared in a financially responsible and conservative manner and shall be delivered to United together with all necessary supporting schedules within 90 days following the Closing Date for its approval (but such approval shall not relieve the Shareholders of their responsibility for the taxes assessed against the BNR Group under these returns). The Shareholders shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise payable by the BNR Group relating to the period prior to the Closing Date in excess of the amount of any reserve for taxes included in Effective Date Current Liabilities and, at the time of the delivery of the returns, shall contemporaneously deliver to United checks payable to the respective taxing authorities in amounts equal to that shown as being due on the returns. United shall sign tax returns and cause such returns to be filed on a timely basis with the appropriate authorities.

          (b) CONSISTENT TAX REPORTING. The Shareholders, the BNR Companies and
              ------------------------
United shall (a) treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any Canadian federal, provincial, local or foreign (i.e non-Canadian) tax and (b) not take any actions or positions inconsistent with the obligations of the parties set forth herein.

          (c) TRANSACTION TAXES.  All transfer, documentary, sales, goods and
              -----------------
services, use, real property gains, stamp, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement or the Pre-Closing Distribution shall be for the account of the Shareholders, and shall be paid by the Shareholders when due, and the BNR Companies will, at the Shareholders expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, real property gains, stamp, registration, and other taxes and fees.

     6.7  ESTOPPEL CERTIFICATES.  Following the closing the BNR Group shall use
          ---------------------
their best efforts to deliver estoppel certificates , substantially in the form of Schedule 6.7, for the Facilities located in Meaford, Collingwood, Buffalo, Kitchener and Owen Sound; and

     7.   INDEMNIFICATION
          ---------------

     7.1  INDEMNITY BY THE SHAREHOLDERS.   Subject to the Purchaser being in
          -----------------------------
material compliance with its obligations under Section 1.4, the Shareholders, subject to the limitations set forth in Section , jointly and severally, covenant and agree that they will indemnify and hold harmless United, the BNR Group and their respective directors, officers and agents and their respective successors and assigns (the "United Indemnitees"), from and after the date of this Agreement, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "Environmental Site Losses" (as such term is hereinafter defined) identified by a United Indemnitee in a Claims Notice (as defined in Section 7.3(a)), or asserted by a United Indemnitee in litigation commenced against a Shareholder provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the expiration of the periods set forth in Section 7.2(c) (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "Indemnity Events"):

          (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of a Shareholder or the BNR Group pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to United pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, United relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

          (b) "Environmental Site Losses", which shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state, provincial or local law in respect of operating activities on or affecting any Facility, any UST or any other site, including, but not limited to (i) any actual or alleged violation of any law or regulation respecting the protection of the environment, or any other law or regulation respecting the protection of the air, water and land occurring prior to the Closing Date and (ii) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any Release of pollutants (including odours) or Hazardous Materials from any Facility, any UST or any other environmental site resulting from activities thereat occurring prior to the Closing Date, whether such Release is into the air, water (including groundwater) or land and whether such Release occurred before, during or after the Closing Date. The term "Release" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient or natural environment.

          (c) Any liability arising from the matters described in Schedule
     3.8(b).

          (d) Any liability of the BNR Group for Taxes arising prior to the closing of the transactions contemplated herein. The obligation of the Shareholders to indemnify the United Indemnitees is absolute and is not qualified or limited in any way by the knowledge, or lack thereof, of any Shareholder.

          (e) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

     7.2  LIMITATIONS ON SHAREHOLDERS' INDEMNITIES.
          ----------------------------------------

          (a) The obligations of a Shareholder to indemnify United Indemnitees as provided in Section shall be equal to the amount by which the cumulative amount of all such liabilities, claims, damages deficiencies, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, expenditures and Environmental Site Losses with respect to any or all Indemnity Events exceed $25,000 (the "General Deductible Amount"); provided, that the amount of any obligation of indemnity arising pursuant to Section with respect to any representation, warranty or covenant contained in Sections 3.1 through 3.5; and 3.12(c) hereof shall not be subject to the General Deductible Amount and the amount of any indemnity obligation arising pursuant to Section 3.9 or 3.22 with respect to Claims based on the Inventory Value and the Equipment included on the Rental Asset Listing shall be subject to the applicable amounts set forth in Section 1.4(b) in lieu of the General Deductible Amount.

          (b) The obligations of a Shareholder under Section 7.1 shall expire on the following dates:

               (i) with respect to Sections 3.1, 3.2, 3.3, 3.4 and all environmental and tax related matters, upon expiration of the applicable statute of limitations;

               (ii) with respect to Schedule 3.8(b), five (5) years from the Closing Date; and

               (iii) with respect to all other Indemnity Events, three (3) years from the Closing Date, unless a Claims Notice is given or litigation is commenced, on or prior to such time.

     7.3  NOTICE OF INDEMNITY CLAIM.
          -------------------------

          (a) In the event that any claim ("Claim") is hereafter asserted against or arises with respect to any United Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, a United Indemnitee shall notify the Shareholders (collectively, the "Indemnifying Party") in writing thereof (the "Claims Notice") within 10 days after (i) receipt of written notice of commencement of any third party litigation against such United Indemnitee, (ii) receipt by such United Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such United Indemnitee, or (iii) such United Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by a United Indemnitee.

          (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) exceeds the limit set forth in Section 7.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defence of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify a United Indemnitee with respect to such action. The United Indemnitee may participate, at the United Indemnitee's own expense, in the defence of any Claim assumed by the Indemnifying Party. Without the written approval of the United Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

          (c) If, within 30 days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 7.3(b) and elected to defend the Claim, the United Indemnitee shall have the right to assume control of the defence and/or compromise of such Claim, and the costs and expenses of such defence, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within 30 days after demand therefor, reimburse the United Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

          (d) The party assuming the defence of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defence of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 7.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

          (e) In the event both the United Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the United Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the United Indemnitee and the Indemnifying Party in the same action or proceeding and the United Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

     7.4  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.   The
          ------------------------------------------------------
representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "Representations and Warranties") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby.

     7.5  NO EXHAUSTION OF REMEDIES OR SUBROGATION: RIGHT OF SET OFF.   The
          ----------------------------------------------------------
Shareholders waive any right to require any United Indemnitee to (i) proceed against the BNR Group; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any United Indemnitee. United shall not set off against any payments due to the Shareholders pursuant to the Hold Back any amount to which any United Indemnitee is entitled to be indemnified hereunder with respect to any Indemnity Event (other than with respect to the Purchase Price Adjustments provided for in Section 1.4.

     8.   OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS AND     UNITED
          -----------------------------------------------------

     8.1  RESTRICTIVE COVENANTS.   The BNR Group, the Shareholders and their
          ---------------------
Affiliates acknowledge that (i) United, as purchaser of the BNR US Stock, BNR Canada Stock and Holdco Stock is and will be engaged in the same business as the BNR Group (the "Business"); (ii) the Shareholders and their Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted principally in the Province of Ontario with operations in the State of New York (the "Territory") and United intends to continue the Business in the Territory and intends, by acquisition or otherwise, to expand the Business into other geographic areas within the Territory where it is not presently conducted; (iv) the Shareholders and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 8.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholders and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 8 will not impair such ability. The Shareholders covenant and agree as set forth in
(a), (b) and (c) below with respect to the BNR Group:

          (a) NON-COMPETE.   For a period commencing on the Closing Date and
              -----------
terminating five (5) years thereafter in the case of the Principal Shareholders and two (2) years thereafter in the case of the other Shareholders (the "Restricted Period"), neither the Shareholders nor any of their Affiliates shall, anywhere in Ontario nor within 150 kilometres of Ottawa or Buffalo (the "Designated Areas"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity, (i) engage in the operation of any equipment rental, sales or leasing business; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that a Shareholder may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange, NASDAQ or The Toronto Stock Exchange, provided the Shareholder is not a controlling person of, or a member of a group which controls, such business and further provided that the Shareholder does not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business. Notwithstanding the foregoing, the applicability of the non-competition covenants to Boyd Bell's Affiliates contained in this Section 8.1(a) are modified as follows: (i) Jeffrey S. Bell may be employed in a competitive business any time after the second anniversary of the Closing Date; and (i) Kevin Bell may be employed in a competitive business any time after the second anniversary of the Closing Date provided he enters into an employment agreement with a BNR Company which includes covenants and Salary Continuation provisions similar to those applicable to the Shareholders (other than the Principal Shareholders) contained in this Section 8 on or before ., 1998. In the event that Kevin Bell enters into such an agreement, the covenants contained therein shall govern. The provisions of this
Section 8.1(a) do not apply to Harley Goldsworthy.

          (b) CONFIDENTIAL INFORMATION.   During the Restricted Period and
              ------------------------
thereafter, the Shareholders and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("Confidential Information"), including without limitation, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by a Shareholder, or (ii) is general knowledge in the equipment rental, sales or leasing business and not specifically related to the Business.

          (c) PROPERTY OF THE BUSINESS.   All memoranda, notes, lists, records
              ------------------------
and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of a Shareholder or the BNR Group or made available to them relating to the Business, but excluding any materials (other than the minute books of the BNR Group) maintained by any attorneys for the BNR Group or the Shareholders prior to the Closing, are and shall be the property of United and have been delivered or will be delivered or made available to United at the Closing.

          (d) NON-SOLICITATION.   Without the consent of United, which may be
              ----------------
granted or withheld by United in its discretion, the Shareholders and their Affiliates shall not solicit any employees of the BNR Group to leave the employ of the BNR Group and join the Shareholder or any Affiliate in any business endeavour owned or pursued by a Shareholder.

          (e) TERMINATION WITHOUT CAUSE.   In the event a Shareholder is
              -------------------------
terminated without cause during the Restricted Period, United shall pay such Shareholder his base salary for the balance of the Restricted Period without bonus (the "Salary Continuation"). If, during the balance of the Restricted Period, the Shareholder is paid or earns other employment, consulting, commission or similar income (collectively "Additional Income") in excess of 50% of the Salary Continuation, United's obligation to pay the Shareholder the Salary Continuation for the remainder of the Restricted Period shall be reduced by an amount equal to the amount of the Additional Income in excess of 50% of the Salary Continuation. The Shareholder acknowledges that in the event he is entitled to Salary Continuation, he is still bound by his covenants contained in
Section 8. Subject to payment of the Salary Continuation as provided for herein, the BNR Group shall be released from all liabilities and obligations to the Shareholder at common law for damages for wrongful termination of employment. In no event will the Shareholder receive less than his minimum statutory entitlement under the ONTARIO EMPLOYMENT STANDARDS ACT.

          (f) NO DISPARAGEMENT.   From and after the Closing Date, the
              ----------------
Shareholders shall not, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate United or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such statements shall be true and are based on acts or omissions which are learned by a Shareholder from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, a Shareholder shall not, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company (except in conjunction with enforcing his rights hereunder) with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent that testimony is required by legal process, provided that United has received not less than five days prior written notice of such proposed testimony.

     8.2  RIGHTS AND REMEDIES UPON BREACH.   If Shareholder or any Affiliate
          -------------------------------
breaches, or threatens to commit a breach of, any of the provisions of Section
8.1 herein (the "Restrictive Covenants"), United shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to United at law or in equity:

          (a) SPECIFIC PERFORMANCE.   The right and remedy to have the
              --------------------
Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to United and that money damages would not provide an adequate remedy to United. Accordingly, in addition to any other rights or remedies, United shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain a Shareholder from any violation thereof.

          (b) ACCOUNTING.  The right and remedy to require a Shareholder to
              ----------
account for and pay over to United all compensation, profits, monies, accruals, increments or other benefits derived or received by such Shareholder as the result of any transactions constituting a breach of the Restrictive Covenants.

          (c) SEVERABILITY OF COVENANTS.   The Shareholders acknowledge and
              -------------------------
agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (d) ENFORCEABILITY IN JURISDICTION.   United and the Shareholders
              ------------------------------
     intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of United and the Shareholder that such determination not bar or in any way affect United's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     9.   GENERAL
          -------

     9.1  ASSIGNMENT.   This Agreement shall be binding upon and shall inure to
          ----------
the benefit of the parties hereto, the successors or assigns of United and the BNR Companies, and the heirs, legal representatives or assigns of the Shareholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its, his or her responsibilities under this Agreement.

     9.2  COUNTERPARTS.   This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     9.3  NOTICES.   All notices, requests, demands and other communications
          -------
hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified mail one business day following deposit with an air courier service:

If to the Shareholders:       See Schedule 3.2

With a copy to:               WHITE, DUNCAN, OSTNER & LINTON,
                              45 Erb Street East
                              Waterloo, Ontario
                              Canada     N2J 4B5
                              Attention: David Linton
                              FAX: (519) 886-8651

If to the BNR Group:          BNR EQUIPMENT LIMITED
                              1182 Victoria Street West
                              Kitchener, Ontario
                              N2B 3C9
                              Attention:  President
                              FAX: (519) 578-4287

If to United:                 UNITED RENTALS, INC.
                              UNITED RENTALS OF CANADA, INC.
                              Four Greenwich Office Park
                              Greenwich, CT   06830
                              Attention: John Milne
                              FAX: (203) 622 6080

With a copy to:               HEENAN BLAIKIE
                              Suite 2600, P.O. Box 185
                              Royal Bank Plaza, South Tower
                              Toronto, Ontario
                              M5J 2J4
                              Attention: Byron W. Loeppky
                              FAX: (416) 360-8425

     9.4  ATTORNEYS' FEES.   In the event of any dispute or controversy between
          ---------------
United on the one hand and the BNR Group or the Shareholder on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party. Such award shall include postjudgment attorney's fees and costs.

     9.5  APPLICABLE LAW AND ATTORNMENT.   This Agreement shall be governed by
          -----------------------------
and construed in accordance with the laws of the province of Ontario and the laws of Canada applicable therein. Each of the parties to this Agreement irrevocably attorns to the jurisdiction of the courts of Ontario.

     9.6  PAYMENT OF FEES AND EXPENSES.   Whether or not the transactions herein
          ----------------------------
contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholders, any such fees, expenses and disbursements paid or accrued by, or charged to, the BNR Group).

     9.7  INCORPORATION BY REFERENCE.   All Schedules and Exhibits attached
          --------------------------
hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

     9.8  CAPTIONS.   The captions in this Agreement are for convenience only
          --------
and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

     9.9  NUMBER AND GENDER OF WORDS.   Whenever the singular number is used
          --------------------------
herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

     9.10 ENTIRE AGREEMENT.   This Agreement (including the Schedules and
          ----------------
Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the BNR Group, the Shareholders and United and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the BNR Group and the Shareholders, and United acting through its officers, duly authorized by its Board of Directors.

     9.11 WAIVER.   No waiver by any party hereto at any time of any breach of,
          ------
or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

     9.12 CONSTRUCTION.   The language in all parts of this Agreement must be in
          ------------
all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Connecticut or Ontario. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

     10.  ARBITRATION AND DISPUTE RESOLUTION.
          ----------------------------------

          THE PARTIES WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING ANY RIGHT TO A JURY TRIAL, WITH RESPECT TO ANY DISPUTE CONCERNING DETERMINATION OF THE ADJUSTMENTS TO THE PURCHASE PRICE UNDER SECTIONS 1.3 AND 1.4 ONLY. The parties agree that in the event United and the Shareholder are unable to resolve a dispute concerning determination of the Adjustments to the Purchase Price, such dispute shall be resolved exclusively by arbitration to be conducted only in Ontario in accordance with the rules of the ARBITRATIONS ACT (Ontario). The parties agree that such arbitration shall be conducted by a retired judge who shall be selected from a list of three (3) persons submitted by each party who is experienced in dispute resolution regarding business acquisitions and accounting matters. If the parties are unable to agree on an arbitrator, the arbitrator shall be selected by a judge of the Ontario Court (General Division), from the lists submitted by each of the parties. The parties also agree that discovery shall not be permitted except as required by the ARBITRATION ACT (Ontario), that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that any party's right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction as otherwise provided by law. Unless the parties otherwise agree, the arbitration shall be heard within 30 days following the appointment of the arbitrator. The successful party will be entitled to receive their legal costs on a party and party basis from the other party. The preceding portion of this Section does not apply to any dispute relating to any other provision of the Agreement, or to any other aspect of the transactions contemplated herein, and such other disputes may be resolved by the parties by any means available, including without limitation court action and a jury trial. The parties expressly do not waive any right to pursue any remedy available with respect to any dispute other than one concerning determination of the Adjustments to the Purchase Price under Sections
1.3 and 1.4, and expressly do not waive the right to trial with respect any other dispute.

                             *      *      *      *

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

BNR EQUIPMENT LIMITED,              UNITED RENTALS, INC.
650310 ONTARIO LIMITED,             UNITED RENTALS OF CANADA, INC.
754643 ONTARIO LIMITED,
766903 ONTARIO INC.
BNR EQUIPMENT, INC.                 By:_________________________________
                                          John Milne, Vice Chairman and
By:_____________________                  Chief Acquisition Officer of United
     Boyd Bell                            US and President of United Canada

By:_____________________
     David Nigh


1270982 ONTARIO LIMITED


By:_____________________
     David Nigh

1270983 ONTARIO LIMITED


By:_____________________
     Boyd Bell

THE SHAREHOLDERS:


________________________                 ________________________
Boyd Bell                                John Goetz


________________________                 ________________________
David Nigh                               Harley Goldsworthy


________________________                 ________________________
BNR Equipment Limited                    Kirby Shantz


________________________                 ________________________
Dean Bell                                Randy Speaker


________________________                 ________________________
Steve Fay                                James Luft


________________________                 ________________________
John Folkerson                           Marilyn Nigh


________________________                 ________________________
William McArthur                         Carolynn Bell


1270984 ONTARIO LIMITED


By:_____________________
     Boyd Bell

By:_____________________
     David Nigh

                              SUMMARY OF SCHEDULES

----------------------------------------------------------------------------------------
SCHEDULE #                          TITLE                               PRINCIPAL
                                                                       SHAREHOLDER
                                                                     (INITIALS ONLY)
----------------------------------------------------------------------------------------
1.1            Allocation of Payment of Purchase Price among
               the Shareholders
----------------------------------------------------------------------------------------
1.3(a)         Closing Date Debt - to be completed upon          J.L.
               receipt of pay-out letter
----------------------------------------------------------------------------------------
1.3(b)         Effective Date Working Capital, Current Assets
               and Liabilities
----------------------------------------------------------------------------------------
1.3(c)         Inventory Value                                   BNR to provide
----------------------------------------------------------------------------------------
1.3(d)         Invoice Value of any New Equipment
----------------------------------------------------------------------------------------
1.4(b)         Rental Asset Listing
----------------------------------------------------------------------------------------
1.6            Excluded Assets
----------------------------------------------------------------------------------------
3.2            Capital Stock of the BNR Companies
----------------------------------------------------------------------------------------
3.5            List of Exceptions re Breach or Default
----------------------------------------------------------------------------------------
3.6            List of Subsidiaries of BNR Group and
               Securities
----------------------------------------------------------------------------------------
3.7            Financial Statements
----------------------------------------------------------------------------------------
3.8(a)         Indebtedness and Other Fixed and Uncontested
               Liabilities
----------------------------------------------------------------------------------------
3.8(b)         Claims against the BNR Group
----------------------------------------------------------------------------------------
3.8(c)         Liens, Claims and Encumbrances                    (note: J.L. to add
                                                                 PPSA
                                                                 summaries and U.C.C.
                                                                 regulations)
----------------------------------------------------------------------------------------
3.8(d)         Real and Personal Property Leasehold Interests
----------------------------------------------------------------------------------------
3.10(a)        Material Permits, Licenses, Titles, Approvals         BNR to provide
               and Authorizations
----------------------------------------------------------------------------------------
3.10(b)        Facilities
----------------------------------------------------------------------------------------
 3.11          Accounts and Notes Receivable
----------------------------------------------------------------------------------------

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

----------------------------------------------------------------------------------------
SCHEDULE #                          TITLE                               PRINCIPAL
                                                                       SHAREHOLDER
                                                                     (INITIALS ONLY)
----------------------------------------------------------------------------------------
   3.12(a)     Fixed Assets (other than Real Estate and          (note: BNR to provide
               Inventory)                                        depreciation summary)
----------------------------------------------------------------------------------------
   3.12(b)     Corporate Property
----------------------------------------------------------------------------------------
    3.13       Permitted Acquisitions and Dispositions
----------------------------------------------------------------------------------------
   3.14(a)     Material Contracts (including Form of Standard    BNR to provide
               Form Rental Contract)                             standard
                                                                 form Rental Contract
----------------------------------------------------------------------------------------
   3.14(b)     Outstanding Judgments
----------------------------------------------------------------------------------------
    3.15       Insurance Policies                                J.L. to obtain from
                                                                 P. Seltzer
----------------------------------------------------------------------------------------
    3.16       Directors, Officers and Employees                 J.M. to obtain from
                                                                 U.R.I.
----------------------------------------------------------------------------------------
   3.17(a)     Employee Benefit Plans and Agreements
----------------------------------------------------------------------------------------
   3.17(b)     Union Contracts and Agreements
----------------------------------------------------------------------------------------
   3.18(b)     List of Exceptions re: Taxes
----------------------------------------------------------------------------------------
 3.18(b)(i)    Tax Assessments                                   BNR: KPMG
----------------------------------------------------------------------------------------
 3.18(b)(ii)   Fiscal Periods Open for Assessment                BNR: KPMG
----------------------------------------------------------------------------------------
   3.18(l)     Pre-Closing Distribution of Assets
----------------------------------------------------------------------------------------
    3.19       List of Exceptions re: Delivery of Materials
----------------------------------------------------------------------------------------
    3.20       List of Exceptions re: Product Quality,
               Warranty
               Claims and Liability
----------------------------------------------------------------------------------------
    3.21       List of exceptions re: Change of the Assets,
               Liabilities or Operations
----------------------------------------------------------------------------------------
    3.23       Banking Information
----------------------------------------------------------------------------------------
    3.24       List of Exceptions re: Compliance with Laws
----------------------------------------------------------------------------------------
    3.26       Underground Storage Tanks, etc.
----------------------------------------------------------------------------------------
    3.27       Intellectual Property
----------------------------------------------------------------------------------------
    3.32       Related Party Transactions
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
SCHEDULE #                          TITLE                               PRINCIPAL
                                                                       SHAREHOLDER
                                                                     (INITIALS ONLY)
----------------------------------------------------------------------------------------
    3.37       Brokers, etc.
----------------------------------------------------------------------------------------
   5.1(b)      Form of Consulting Agreement
----------------------------------------------------------------------------------------
   5.1(c)      Opinion of Counsel to United                      BWL
----------------------------------------------------------------------------------------
   5.1(d)      Release of Shareholders                           Adam Kardash
----------------------------------------------------------------------------------------
   5.2(b)      Opinion of Counsel to BNR Group and               D. Linton/BWL
               Shareholders
----------------------------------------------------------------------------------------
   5.2(d)      Officers and Directors Release of the BNR         Adam Kardash
               Group
----------------------------------------------------------------------------------------
   5.2(e)      Form of Triple-Net Leases
----------------------------------------------------------------------------------------
   5.2(f)      Option to Lease
----------------------------------------------------------------------------------------
     6.7       Form of Assignment of Lease and Estoppel
               Certificate
----------------------------------------------------------------------------------------

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